Exhibit 99.1

Enfusion Names Michael Spellacy as Board Chair and Non-Executive Director

January 11, 2023

New York / London / Hong Kong —Enfusion, Inc. ("Enfusion") (NYSE: ENFN), a leading provider of cloud-native software-as-a-service (SaaS) solutions for investment managers, today announced that on January 9, 2023, its Board of Directors (the “Board”) had appointed Michael Spellacy, as Board Chair, effective immediately.

“We are delighted with the addition of Michael Spellacy and are fortunate to have a leader with Mr. Spellacy’s strategic experience as our next Board chair. We look forward to benefiting from Michael’s deep understanding of our clients’ business requirements, and his familiarity with investment management technology. I can’t think of a more suitable candidate to lead the Board going forward,” said Kathleen DeRose, Interim Chair of the Board, on behalf of the Board of Directors. “With our recent executive leadership transitions in place, the company is well-positioned to advance our strategy, execute on our plans, and focus on delivering even greater value for our stakeholders.”

Mr. Spellacy joins existing board directors Brad Bernstein, Roy Luo, Larry Leibowitz, Jan Hauser, Kathleen DeRose, Deirdre Somers, and Enfusion Chief Executive Officer, Oleg Movchan.

“It is my pleasure to welcome Michael to Enfusion’s Board. He brings a blend of practical technology implementation experience with a comprehensive strategic perspective of the investment management ecosystem and capital markets infrastructure. We look forward to leveraging Michael’s operating track record and strategic insight to drive Enfusion’s culture of execution, technology innovation and focus on client success,” said Oleg Movchan. “This appointment could not come at a better time as Enfusion continues to build out its rapidly growing, durable and resilient software and services platform in the context of a highly uncertain macroeconomic environment and transformational technology shifts. I would also like to take this opportunity, on behalf of Enfusion and the Board, to thank Kathleen DeRose for her leadership as Interim Chair during this transition period for the company.”

Michael Spellacy is currently the Chief Executive Officer of Atlas Crest Investment Corporation and is globally recognized as an asset management and technology leader. He was most recently a Senior Managing Director and the leader of Accenture’s global Capital Markets practice, where he was responsible for the industry group’s overall vision and strategy, investment priorities, and supporting an ecosystem of alliance partners. Prior to his role at Accenture, Mr. Spellacy was both a senior partner at PwC in the wealth management practice, and a partner at Broadhaven Capital Partners, an independent investment bank and private equity investor serving the financial services and technology sectors. Mr. Spellacy has a Bachelor of Science degree in Economics from the London School of Economics and an MBA from the University of Hartford.

“I am excited to join this experienced, capable Board of Directors, and such a dynamic business, and to lead the Board as its new Chair at an important inflection point for the company”, said Mr. Spellacy. “I look forward to working with the executive leadership to realize Enfusion’s ambitious growth plans.”

About Enfusion

Enfusion's investment management software-as-a-service (SaaS) platform removes traditional information boundaries, uniting front-, middle- and back-office teams on one cloud-native system. Through its software, analytics, and middle/back-office managed services, Enfusion creates enterprise-wide cultures of real-time, data-driven intelligence, boosting agility, and powering growth. Enfusion partners with over 800 investment managers from 10 global offices spanning four continents.

Forward-Looking Statements

Statements we make in this press release may include statements which are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act of 1933 (“Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (“Exchange Act”), including expectations regarding future financial performance. These forward-looking statements are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “could,” “will,” and variations of such words or similar expressions. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act and are making this statement for purposes of complying with those safe harbor provisions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control, such as those set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 that was filed with the Securities and Exchange Commission (“SEC”) on March 30, 2022, our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2022 that was filed with the SEC on August 10, 2022, and our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2022 that was filed with the SEC on November 10, 2022. We assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Source: Enfusion, Inc.

Source Code: ENFN-IR

Contacts

Media

Prosek Partners
pro-enfusion@prosek.com

Investors

Ignatius Njoku

investors@enfusion.com